UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-31392	98-0351734

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel		31905

(Address of principal executive offices)		(Zip Code)

011 972 74 710 7171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective on November 13, 2008, the registrant’s board of directors decided to terminate certain contractual transfer restrictions on an aggregate of 375,949 shares of its common stock and 2,394,585 shares exercisable at a price of $5. The restrictions were contained in subscription agreements dated May 2007 (the “Agreement”) between the registrant and certain purchasers of its common stock and warrants, which was filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K dated May 24, 2007.

The restrictions that are being terminated had provided that the purchasers could not sell or transfer shares or warrants purchased by them pursuant to the Agreement (collectively, “Restricted Shares”) until May 2007, the first anniversary of the closing date of the Agreement, and that during the forty-eight month period immediately following the closing date of the Agreement, the purchasers were prohibited from transferring such number of Restricted Shares in the first, second and third twelve month period in excess of the number which could result in gross proceeds to each purchaser in excess of 125%, 150% and 200%, respectively, of the amount of the purchase price paid by each such purchaser for such Restricted Shares.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLURISTEM THERAPEUTICS INC. (registrant) By: /s/ Zami Aberman —————————————— Zami Aberman Chief Executive Officer

Date: November 12, 2008